POWER OF ATTORNEY


I hereby authorize and designate Monte N. Redman, Alan P. Eggleston, David J. DeBaun, Michele M. Weber,
Theodore S. Ayvas, Frank E. Fusco, Yvonne Schade,
Javier Evans, and Deborah J. Dusel, or any one of them acting as agent and attorney-in-fact, with full power of substitution, to:

          (1) prepare and sign on my behalf any Form 3, Form 4 or Form 5 pursuant to Section 16 of the
          Securities Exchange Act of 1934, as amended, and file the same with the Securities
          Exchange Commission, NYSE, and
          each stock exchange on which Astoria
          Financial Corporation's common stock or
          other securities are listed, as required by law;

          (2) prepare and sign on my behalf any Form 144 pursuant to the Securities Act of 1933, as amended, and file the same with the Securities
          Exchange Commission, NYSE, and
          each stock exchange on which Astoria
          Financial Corporation's common stock or
          other securities are listed, as required by law;
          and

          (3) do anything else necessary or proper in connection with the foregoing.

This Power of Attorney shall not be affected by my subsequent disability or incompetence.

Date:    August 24, 2016

Brian M. Leeney